Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Iterum Therapeutics plc:

We consent to the use of our report dated March 25, 2019 incorporated by reference herein.

/s/ KPMG

Dublin, Ireland

March 25, 2019